As filed with the Securities and Exchange Commission on September 21, 2022

Registration No. 333-235908

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

PDC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	95-2636730 (I.R.S. Employer Identification Number)
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Address of Principal Executive Offices) (Zip Code)

SRC Energy Inc. 2015 Equity Incentive Plan
(Full Title of Plan)

Nicole L. Martinet
Senior Vice President, General Counsel and Corporate Secretary
PDC Energy, Inc.
1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(303) 860-5800
(Name, address and telephone number, including area code, of agent for service)

Copies to:

John A. Elofson, Esq.
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-9400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

PDC Energy, Inc., a Delaware corporation (the “Registrant”), is filing with the Securities and Exchange Commission (the “SEC”) this post-effective amendment to deregister the shares of common stock, $0.01 par value per share, of the Registrant (the “Common Stock”), previously registered under Registration Statement No. 333-235908 (the “Registration Statement”), filed with the SEC on January 14, 2020. The Registration Statement registered 311,856 shares of Common Stock to be offered or sold pursuant to the Registrant’s SRC Energy Inc. 2015 Equity Incentive Plan (the “Plan”).

The Registration Statement is being terminated as to such shares of Common Stock to the extent not issued, and those shares are being removed from registration because the Plan has been terminated and no more shares of Common Stock will be issued thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on September 21, 2022.

PDC ENERGY, INC.
By:	/s/ Barton R. Brookman
Name:	Barton R. Brookman
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-235908 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Barton R. Brookman	President and Chief Executive Officer and Director (principal executive officer)	September 21, 2022
Barton R. Brookman

/s/ R. Scott Meyers	Chief Financial Officer (principal financial officer)	September 21, 2022
R. Scott Meyers

/s/ Douglas Griggs	Chief Accounting Officer (principal accounting officer)	September 21, 2022
Douglas Griggs

/s/ Mark E. Ellis	Non-Executive Chairman of the Board of Directors	September 21, 2022
Mark E. Ellis

/s/ Pamela R. Butcher	Director	September 21, 2022
Pamela R. Butcher

/s/ Paul J. Korus	Director	September 21, 2022
Paul J. Korus

/s/ Lynn A. Peterson	Director	September 21, 2022
Lynn A. Peterson

/s/ Carlos A. Sabater	Director	September 21, 2022
Carlos A. Sabater

/s/ Diana L. Sands	Director	September 21, 2022
Diana L. Sands